EXHIBIT 21


                     SUBSIDIARIES OF NS GROUP, INC.
                         (all are wholly-owned)


                                               State of
               Name                          Incorporation

     Erlanger Tubular Corporation . . . .    Oklahoma
     Imperial Adhesives, Inc. . . . . . .    Ohio
     Koppel Steel Corporation . . . . . .    Pennsylvania
     Newport Steel Corporation  . . . . .    Kentucky
     Northern Kentucky Management, Inc. .    Kentucky
     Northern Kentucky Air, Inc.  . . . .    Kentucky